As filed with the Securities and Exchange Commission on September 19, 2008
Registration No. 333-60434

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 8 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lowe’s Companies, Inc.
(Exact name of Registrant as specified in its Charter)

North Carolina	56-0578072
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1000 Lowe’s Boulevard Mooresville, North Carolina	28117
(Address of principal executive offices)	(Zip Code)

Gaither M. Keener, Jr. Esq.
Senior Vice President, General Counsel, Secretary
and Chief Compliance Officer
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
(Name and address of agent for service)
(704) 758-2250
(Telephone number, including area code, of agent for service)
Copy to:
Dumont Clarke, IV
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1051

     Approximate date of commencement of proposed sale to the public: Not Applicable
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______________
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

DEREGISTRATION OF SECURITIES
     An aggregate principal amount of $1,005,000,000 of the Registrant’s Liquid Yield Option™ Notes due 2021 (the “LYONs”) and 33,060,480 shares (as adjusted for a 2-for-1 stock split effective July 3, 2006) of the Registrant’s common stock (the “Shares”) issuable upon conversion of the LYONs were registered under the Securities Act of 1933, as amended, by the filing of a Registration Statement on Form S-3, (File No. 333-60434) (as amended, the “Registration Statement”).
     Pursuant to the undertakings in Item 17 of the Registration Statement, the purpose of this post-effective amendment is to deregister the remaining 616,501 Shares that were unissued upon conversion of LYONS as of June 30, 2008, the date on which the Registrant redeemed all of the remaining outstanding LYONs and the offering of such 616,501 Shares terminated.

Part II. Information Not Required in Prospectus
Item 16. Exhibit
     The following is a list of all exhibits filed as a part of this post-effective amendment to registration statement on Form S-3.

Exhibit Number	Description of Exhibits

24.1	Powers of Attorney (included on signature page hereto)
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on September 19, 2008.

LOWE’S COMPANIES, INC.

By:	/s/ Gaither M. Keener, Jr.

Gaither M. Keener, Jr. Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gaither M. Keener, Jr. and Matthew V. Hollifield severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as any of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. Niblock Robert A. Niblock	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2008
/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 19, 2008
/s/ Matthew V. Hollifield Matthew V. Hollifield	Senior Vice President and Chief Accounting Officer	September 19, 2008
/s/ Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.	Director	September 19, 2008

/s/ Peter C. Browning Peter C. Browning	Director	September 19, 2008
/s/ David W. Bernauer David W. Bernauer	Director	September 19, 2008
/s/ Dawn E. Hudson Dawn E. Hudson	Director	September 19, 2008
/s/ Robert A. Ingram Robert A. Ingram	Director	September 19, 2008
/s/ Robert L. Johnson Robert L. Johnson	Director	September 19, 2008
/s/ Marshall O. Larsen Marshall O. Larsen	Director	September 19, 2008
/s/ Richard K. Lochridge Richard K. Lochridge	Director	September 19, 2008
/s/ Stephen F. Page Stephen F. Page	Director	September 19, 2008
/s/ O. Temple Sloan, Jr. O. Temple Sloan, Jr.	Director	September 19, 2008

Exhibit Index

Exhibit No.	Description

24.1	Powers of Attorney (included on signature page hereto)